Exhibit 5.1

K&L GATES LLP 300 SOUTH TRYON STREET SUITE 1000 CHARLOTTE, NC 28202 T +1 704 331 7400 F +1 704 331 7598 klgates.com

July 10, 2025
Intellicheck, Inc.
200 Broad Hollow Road, Suite 207
Melville, NY 11747

Ladies and Gentlemen:
We have acted as counsel to Intellicheck, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), issuable pursuant to the Intellicheck, Inc. 2025 Omnibus Incentive Plan (the “Plan”).
You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined: (a) the Registration Statement, (b) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on August 17, 1999, as amended by the Certificate of Merger of Intelli-Check, Inc. (a New York corporation) into the Company (a Delaware corporation) as filed with the Secretary of State on September 23, 1999, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on July 17, 2000, as amended by the Certificate of Designation of Series A 8% Convertible Preferred Stock of the Company as filed with the Secretary of State on March 27, 2003, as amended by the Certificate of Amendment of the Certificate of Incorporation of the Company as filed with the Secretary of State on March 14, 2008, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on October 28, 2009, as amended by the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State on August 12, 2014, as amended by the Certificate of Amendment of Certificate of Incorporation of the Company as filed with the Secretary of State on May 16, 2017, as amended by the Certificate of Ownership and Merger Merging Positive Access Corporation with and into the Company as filed with the Secretary of State on December 28, 2018 and as amended by the Certificate of Ownership and Merger Merging Mobilisa, Inc. with and into the Company as filed with the Secretary of State on January 8, 2019, (c) the Amended and Restated By-Laws of the Company adopted on August 8, 2007, (d) the Plan, (e) the action of
K&L GATES LLP
300 SOUTH TRYON STREET SUITE 1000 CHARLOTTE NC 28202
T +1 704 331 7400 F +1 704 331 7598 klgates.com

Intellicheck, Inc.
July 10, 2025

the Board of Directors of the Company (the “Board of Directors”) taken on July 8, 2025 approving the Plan, (f) the resolutions adopted by the stockholders of the Company at the 2025 annual meeting of stockholders of the Company held on May 7, 2025 approving the Plan, and (g) a certificate of an officer of the Company, dated as of the date hereof. Other than our review of the documents listed in (a) through (g) above, we have not reviewed any other documents or made any independent investigation for the purpose of rendering this opinion.
For purposes of rendering our opinion below, we have not examined any document other than the documents listed above and assume there exists no provision in any document relating to the matters covered by our opinion below that we have not reviewed that is inconsistent with the documents listed above or our opinion below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all respects.
For the purposes of this opinion letter, we have assumed that: (a) each document examined by to us is accurate and complete; (b) each such document that is an original is authentic; (c) each such document that is a copy conforms to an authentic original; (d) all signatures on each such document are genuine; and (e) the Company is and shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. We have further assumed (i) the legal capacity of natural persons, (ii) that each party to the documents we have examined has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party and (iii) the issuance of the Shares will not increase the proportionate share of Common Stock held by an “interested stockholder” (within the meaning of Section 203(c) of the General Corporation Law of the State of Delaware (the “DGCL”)). We have not verified any of the foregoing assumptions.
In rendering our opinion below, we also have assumed that: (a) the Company will have sufficient authorized, unissued and unreserved shares of Common Stock at the time of each issuance of any Shares or rights or options to acquire Shares, in each case, under the Plan; (b) either (i) upon the issuance of a Share, such Shae will be evidenced by a certificate that has been duly executed and delivered or (ii) the Board of Directors has adopted a resolution (that has not been rescinded or revoked) providing that all Shares shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of such Shares and, within a reasonable time after the issuance of any such uncertificated Shares, the registered owner of such Share will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the DGCL; (c) the issuance of each Share will be duly recorded in the Company’s stock ledger upon its

Intellicheck, Inc.
July 10, 2025

issuance; (d) the Plan and each Award Agreement (as defined in the Plan and hereinafter referred to as an “Award Agreement”) constitutes or will constitute, as applicable, the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; (e) the Company will receive consideration for each Share as set forth in the Authorizing Resolution (as defined below), which consideration shall be at least equal to the par value of such share of Common Stock (unless such Share is held in treasury, in which case, the consideration shall be the amount, if any, as set forth in the Authorizing Resolutions, and, in the amount required by the Plan and the Award Agreement; (f) with respect to any Shares issuable upon the exercise of any right or option to acquire Shares under the Plan, the Company shall have received the minimum consideration (if any) for which such rights or options may be issued pursuant to the Authorizing Resolutions; and (g) prior to the issuance of any Shares (or any right or option to acquire Shares) under the Plan, the Board of Directors (or a duly authorized committee thereof) will duly authorize each Award (as defined in the Plan) granted under the Plan with respect to such Shares (or such rights or options to purchase Shares) pursuant to an Award Agreement and in accordance with the DGCL and the Plan (the “Authorizing Resolutions”). We have not verified any of the foregoing assumptions.
Our opinion set forth below is limited to the DGCL and reported judicial decisions interpreting the DGCL. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws; we express no opinion with respect to the Corporate Transparency Act.
Based upon and subject to the foregoing, it is our opinion that the Shares when and if issued and paid for pursuant to the terms of the Plan, the Authorizing Resolutions and the applicable Award Agreement, will be validly issued, fully paid, and non-assessable.
This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Intellicheck, Inc.
July 10, 2025

Yours truly,
/s/ K&L GATES LLP